Exhibit 4(k)

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE

This Agreement of Resignation, Appointment and Acceptance, dated as of April 19, 2006 (this “Agreement”), is made by and among that issuer or other person who is identified in Exhibit A attached hereto (the “Exhibit”) as the “Issuer” (the “Issuer”), the guarantors listed on the signature pages of this Agreement (the “Guarantors”), The Bank of New York, a banking corporation with trust powers duly organized and existing under the laws of the State of New York and having its principal corporate trust office at 101 Barclay Street, New York, NY 10286 (the “Bank) and The Bank of New York Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States and having its principal office in Los Angeles, California (“BNYTC”).

RECITALS:

WHEREAS, the Issuer, the Guarantors and the Bank entered into one or more trust indentures, paying agency agreements, registrar agreements, or other relevant agreements as such are more particularly described in the Exhibit under the section entitled “Agreements” (individually and collectively referred to herein as the “Agreements”) under which the Bank was appointed in the capacity or capacities identified in the Exhibit (individually and collectively the “Capacities”);

WHEREAS, BNYTC has requested that it be appointed by the Issuer and the Guarantors as the successor to the Bank in its Capacities under the Agreements; and

WHEREAS, BNYTC is willing to accept such appointment as the successor to the Bank in its Capacities under the Agreements.

NOW, THEREFORE, the Issuer, the Guarantors, the Bank and BNYTC, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

ARTICLE I

THE BANK

SECTION 1.01. The Bank hereby resigns from its Capacities under the Agreements.

SECTION 1.02. The Bank hereby assigns, transfers, delivers and confirms to BNYTC all right, title and interest of the Bank in its Capacity(s) relating to the Agreements.

ARTICLE II

THE ISSUER AND THE GUARANTORS

SECTION 2.01. The Issuer and the Guarantors hereby accept the resignation of the Bank from its Capacities under the Agreements.

SECTION 2.02. All conditions relating to the appointment of BNYTC as the successor to the Bank in its Capacities under the Agreements have been met by the Issuer and the Guarantors, and the Issuer and the Guarantors hereby appoint BNYTC to its Capacities under the Agreements with like effect as if originally named to such Capacities under the Agreements.

ARTICLE III

BNYTC

SECTION 3.01. BNYTC hereby represents and warrants to the Bank and to the Issuer and the Guarantors that BNYTC is not disqualified to act in the Capacities under the Agreements.

SECTION 3.02. BNYTC hereby accepts its appointment to the Capacities under the Agreements and accepts and assumes the rights, powers, duties and obligations of the Bank under the Agreements, upon the terms and conditions set forth therein, with like effect as if originally named to such Capacities under the Agreements.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of 12:01 A.M. local Los Angeles time on the Effective Date set forth in the Exhibit.

SECTION 4.02. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.03. This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 4.04. The persons signing this Agreement on behalf of the Issuer, each Guarantor, BNYTC and the Bank are duly authorized to execute it on behalf of each party, and each party warrants that it is authorized to execute this Agreement and to perform its duties hereunder.

SECTION 4.05. The Issuer represents that it is the type of entity as identified in the Exhibit and has been duly organized and is validly existing under the laws of the jurisdiction and with the principal office as identified in the Exhibit.

[The signature pages follow as the next pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and acknowledged all as of the day and year first above written.

Issuer:	Delhaize America, Inc.

	By:	/s/ G. Linn Evans
G. Linn Evans
Assistant Secretary

Guarantors:	FOOD LION, LLC

	By:	/s/ G. Linn Evans
G. Linn Evans
Vice President and Secretary

HANNAFORD BROS. CO.

	By:	/s/ Emily Dickinson
Emily Dickinson
Senior Vice President, Secretary and General Counsel

KASH N’ KARRY FOOD STORES, INC.

	By:	/s/ Emily Dickinson
Emily Dickinson
Secretary and Assistant Treasurer

FL FOOD LION, INC.

	By:	/s/ G. Linn Evans
G. Linn Evans
Secretary

RISK MANAGEMENT SERVICES, INC.

By:	/s/ G. Linn Evans
G. Linn Evans
Secretary and Treasurer

HANNBRO COMPANY

By:	/s/ Emily D. Dickson
Emily D. Dickinson
President

MARTIN’S FOODS OF SOUTH BURLINGTON, INC.

By:	/s/ Emily D. Dickinson
Emily D. Dickinson
Assistant Secretary

SHOP ‘N SAVE-MASS., INC.

By:	/s/ Emily D. Dickinson
Emily D. Dickinson
Secretary

HANNAFORD PROCUREMENT CORP.

By:	/s/ Emily D. Dickinson
Emily D. Dickinson
Secretary

BONEY WILSON & SONS, INC.

By:	/s/ Emily D. Dickinson
Emily D. Dickinson
Secretary

J.H. HARVEY CO., LLC

By:	/s/ G. Linn Evans
G. Linn Evans
Vice President and Secretary

HANNAFORD LICENSING CORP.

	By:	/s/ Emily D. Dickinson
Emily D. Dickinson
Secretary

VICTORY DISTRIBUTORS, INC.

	By:	/s/ Emily D. Dickinson
Emily D. Dickinson
Secretary

Bank:	The Bank of New York

	By:	/s/ Van K. Brown
	Name:	Van K. Brown
	Title:	Vice President

BNYTC:	The Bank of New York Trust Company, N.A.

	By:	/s/ Tina D. Gonzalez
	Name:	Tina D. Gonzalez
	Title:	Assistant Treasurer

EXHIBIT A

Issuer: Delhaize America, Inc., a North Carolina corporation with its principal office located at 2110 Executive Drive, Salisbury, NC 28147.

Effective Date: March 12, 2007

Agreement(s):

Name/Description of transaction	Description of relevant Agreement & Date	The Bank of New York’s Capacity(s)
Delhaize America Inc. 7.375% Notes due 2006	04/15/01	Trustee, Reg, P/A
Delhaize America Inc. 8.125% Notes due 2011	04/15/01	Trustee, Reg, P/A
Delhaize America Inc. 9.0% Notes due 2031	04/15/01	Trustee, Reg, P/A